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                                                                     10. (ix)(A)

                                 CONFIDENTIAL
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November 3, 1997



Alan DiGangi
430G West Armitage
Chicago, IL 60614

Dear Al:

This letter confirms our offer to you to remain Executive Vice President, Appliances, Electronics and Automotive for Montgomery Ward. You will continue to serve as a member of the Montgomery Ward Executive Committee under this Agreement. Your compensation plan will include the following:

     1.)  Base salary of $425,000 annually, paid semi-monthly.

     2.) Target bonus on the Performance Management Plan of $125,000. Based upon the achievement of superior performance against specific objectives for the year, you have the opportunity to earn up to 150% of your target bonus. For fiscal 1997, your target bonus of $125,000 will be guaranteed.

     3.) You will continue to participate in the senior officer perquisites, including; executive medical and annual physical examination. You will also participate in any new benefits, retention, and perquisite plans that are implemented for the Executive Committee members as a group.

     4.) You will participate in the Montgomery Ward Special Emergence Bonus Plan. A copy of this plan is attached for your review and signature.

     5.) You will participate in the Wards Executive Committee Severance Plan. Please sign and return a copy of the attached documents as acceptance of the terms of this Plan.

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Alan DiGangi
November 3, 1997
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This agreement has been approved by the Bankruptcy Court on a post-petition basis. Therefore, any claims concerning this agreement are "administrative" claims.

I am happy that you are remaining with Montgomery Ward. If you are in agreement with this letter, please sign below and return it to me whereupon it will become our binding agreement. I am certain that your experience and knowledge of the Company will be a valuable asset to us as we move forward and improve Montgomery Ward's performance. I look forward to working together to meet our goals.

Sincerely,


/s/ Roger V. Goddu
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Roger V. Goddu
Chairman & C.E.O.
Montgomery Ward


/s/ Alan DiGangi
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Alan DiGangi

Date:  November 6, 1997
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